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 Item 7
Financial Statements, Pro Forma Financial Information
Pro Forma Information
Filed herewith is the unaudited pro forma consolidated condensed balance sheets and consolidated condensed statements of operations


     LaBarge, Inc.
     Unaudited Pro Forma Consolidated Condensed Balance Sheet
     (dollars in thousands)
     September 29, 2002

                                                                        Elimination
                                                                        of Railroad                              Unaudited
                                                      Unaudited           Industry          Pro Forma            Pro Forma
                                                     As Reported         Operation         Adjustments            Results
                                                        -----------        ------------      -----------         ------------
Assets:
Current Assets:
Cash and cash equivalents                                    $2,892            $      -           $5,300 (A)          $ 8,192
Accounts and other receivables, net                          13,546                   -                                13,546
Inventory                                                    23,923               (102)                  (B)           23,821
Prepaid expenses                                                923                 (9)                  (C)              914
Deferred tax assets, net                                        677                                                       677
                                                        -----------         -----------      -----------         ------------
Total current assets                                        $41,961           $   (111)           $5,300              $47,150

Property, plant and equipment, net                           14,111                   -                                14,111
Deferred tax assets, net                                        700                                                       700
Intangible assets, net                                        5,096             (4,270)                  (D)              826
Other assets, net                                             4,888                   -                                 4,888
                                                        -----------         -----------      -----------         ------------
                                                            $66,756           $ (4,381)          $ 5,300              $67,675

Liabilities and Stockholder's' Equity
Current Liabilities:
Short-term borrowings                                      $      -           $       -  $             -      $             -
Current maturities of subordinated debt                       5,621                                                     5,621
Current maturities of long-term debt                            343                                                       343
Trade accounts payable                                        6,846                                                     6,846
Accrued employee compensation                                 4,936                                                     4,936
Other accrued liabilities                                     4,672                                2,603 (E)            7,291
                                                        -----------         -----------      -----------         ------------
Total current liabilities                                  $ 22,418             $     -          $ 2,603              $25,037

Other long-term liabilities                                   3,511             (1,472)                  (F)            2,039
Long-term debt                                                6,950                                                     6,950

Stockholder's equity:
Common stock, $.01 par value.  Authorized
40,000,000 shares; issued 15,733,253 at
September 29, 2002 and 15,773,253 shares at
June 30,2002 including shares in treasury                       158                                                       158
Additional paid-in capital                                   13,518                                                    13,518
Retained earnings                                            22,819                                (212) (G)           22,591
Accumulated other comprehensive loss                          (114)                                                     (114)
Less cost of common stock in treasury, 752,137
shares at September 29, 2002 and 779,143 at
June 30, 2002.                                              (2,504)                                                   (2,504)
                                                        -----------         -----------      -----------         ------------
Total stockholders' equity                                   33,877                   -            (212)               33,649
                                                        -----------         -----------      -----------         ------------
                                                            $66,756           $ (1,472)           $2,391              $67,675



Notes to Unaudited Pro Forma Consolidated Financial Statements:

Note (A):  Represents the net cash payment of the transaction
Note (B):  Represents the transfer of inventory from seller to buyer.
Note (C): Represents the elimination of prepaid railroad marketing expense. Note (D): Represents the elimination of goodwill, internal software, and capitalized patents.
Note (E): Represents the accrued tax expense and professional fees relating to the transaction.
Note (F):  Represents the assumed liability of deferred revenue by buyer.
Note (G):  Represents the estimated net loss from the transaction.

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LaBarge, Inc.
Unaudited Pro Forma Consolidated Statement of Operations:
(dollars in thousands)
For The Quarter Ended September 29, 2002

                                                            Elimination
                                                            of Railroad                       Unaudited
                                          Unaudited           Industry      Pro Forma         Pro Forma
                                         As Reported         Operation     Adjustments         Results
                                             -----------       -----------    --------         ------------
Net sales                                        $23,591         $   (449)           -             $ 23,142

Cost and expenses:
Cost of sales                                     18,755             (210)           -               18,545
Selling and administrative expenses                4,526             (268)           -                4,258
Interest expense                                     223                 -           -                  223
Other income                                        (49)                 -           -                 (49)
                                             -----------       -----------    --------         ------------

Net earnings before tax                              136                29           -                  165
Income tax expense                                    53                11           -                   64
                                             -----------       -----------    --------         ------------
Net earnings                                     $    83          $     18           -             $    101

Basic earnings (loss) per share:
Net income                                       $  0.01                                           $   0.01
Average common shares outstanding                 15,015                                             15,015

Diluted net earnings per share
Net income                                       $  0.01                                           $   0.01
Average common shares outstanding                 15,272                                             15,272

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LaBarge, Inc.
Unaudited Pro Forma Consolidated Condensed Statement of Operations (dollars in thousands)
For The Year Ended June 30, 2002


                                                            Elimination
                                                            of Railroad                              Unaudited
                                           Audited           Industry          Pro Forma             Pro Forma
                                         As Reported         Operation        Adjustments             Results
                                           ------------       ------------      ------------         ------------
Net sales                                     $ 120,136          $ (2,546)                 -            $ 117,590

Cost and expenses:
Cost of sales                                    96,656            (1,225)                 -               95,431
Selling and administrative expenses              16,964            (1,165)                 -               15,799
Interest expense                                  1,144                                (100)  (A)           1,044
Other income                                      (621)                  -                 -                (621)
                                           ------------       ------------      ------------         ------------
Earnings from continuing operations
before income tax  expense                        5,993              (156)               100                5,937
Income tax expense                                2,063               (54)                64                2,073
                                           ------------       ------------      ------------         ------------
Net earnings                                   $  3,930           $  (102)          $     36             $  3,864



Basic earnings per share:
Net income                                     $   0.26                                                   $  0.26
Average common shares outstanding                14,975                                                    14,975

Diluted net earnings per share
Net income                                     $   0.26                                                   $  0.25
Average common shares outstanding                15,404                                                    15,404





Notes to Unaudited Pro Forma Consolidated Financial Statements:

Note (A): Represents an adjustment of interest expense assuming the net cash proceeds were used to pay off short term borrowing at the beginning of the period presented.